EXHIBIT 3.1
							A472947
						     ENDORSED FILED
						  In the office of the
						 Secretary of State
						of the State of California
						     MARCH 7, 1996

						/s/ Bill Jones
					      --------------------------
					      Bill Jones, Secretary of State
				RESTATED
			ARTICLES OF INCORPORATION
				  OF
			  HEMACARE CORPORATION

Hal I. Lieberman and JoAnn Stover certify that:

     1. They are the president and the secretary, respectively, of HEMACARE CORPORATION, a California corporation.

     2. The articles of incorporation of this corporation are restated to read as follows:

				   Article One

	  The name of this corporation is HEMACARE CORPORATION.

				   Article Two

	  The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust business or the practice of a profession permitted to be incorporated by the California Corporations Code.

				   Article Three

	  The total number of shares of all classes of stock which the corporation shall have authority to issue is 25,000,000, consisting of (i) 20,000,000 shares of common stock ("Common Stock"), and (ii) 5,000,000 shares of preferred stock ("Preferred Stock").

	  The board of directors is hereby expressly authorized, by resolution or resolutions, to provide out of the unissued shares of Preferred Stock, for series of Preferred Stock. Before any shares of any such series are issued the board of directors shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares thereof:

	       (a) the designation of such series and the number of shares to constitute such series;

	       (b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so,the terms of such voting rights, which may be general or limited;

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	       (c)  the dividends, if any, payable on such series,
	  whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;

	       (d) whether the shares of such series shall be subject to redemption by the corporation, and, if so, the times, prices and other conditions of such redemption;

	       (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the corporation;

	       (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares or such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

	       (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of this class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

	       (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the corporation of, the Common Stock or shares of stock of any other class or any other series of this class;

	       (i) the conditions or restrictions, if any, upon the creation of indebtedness of the corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and

	       (j) any other powers, preferences and relative participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

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

	       The powers, preferences and relative participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

				   Article Four

	  Whenever by statute the vote or consent of the shareholders of the corporation shall be required to authorize or approve a sale, lease, or exchange of all or substantially all of the corporation's property or assets or to adopt or approve an agreement of merger or consolidation of the corporation with or into any other corporation or to merge any other corporation into the corporation, the vote or consent of at least sixty-six and two-thirds percent of the outstanding stock of corporation entitled to vote or consent thereon shall be required for any such authorization, adoption or approval. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the stock of the corporation otherwise required by law or any agreement between the corporation and any national securities exchange, if applicable. The provisions of this paragraph shall not apply to any transaction with another corporation, person or entity if (i) a majority of the outstanding shares of all classes entitled to vote generally in the election of directors, considered for this purpose as one class, of such other corporation or entity is owned of record or beneficially by the corporation and its subsidiaries, if any, or (ii) prior to the consummation of such transaction, the board of directors of the corporation either (a) adopts by unanimous written consent without a meeting a resolution in favor of the transaction or (b) adopts such resolution at a meeting by the affirmative vote of at least sixty-six and two-thirds percent of the directors then in office. Notwithstanding any other provision of the Articles of Incorporation or the bylaws of the corporation or any other lesser percentage that may be specified by law or any agreement between the corporation and any national securities exchange, if applicable, the vote or consent of at least sixty-six and two-thirds percent of the outstanding stock of the corporation entitled to vote shall be required to amend, alter, change or repeal any of the provisions of this paragraph.

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				Article Five

	  (a) Limitation of Directors' Liability. The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

	  (b) Indemnification of Corporate Agents. The corporation is authorized to provide, whether by bylaw, agreement or resolution of the board of directors or shareholders of the corporation, for the indemnification of agents (as defined in Section 317 of the California General Corporation Law) of the corporation in excess of that expressly permitted by such Section 317, for breach of duty to the corporation and its shareholders to the fullest extent permissible under California law.

	  (c) Repeal or Modification. Any repeal or modification of this Article Five by the shareholders of the corporation shall not adversely affect any right or protection of a director or agent of the corporation existing at the time of such repeal or modification.

     3. The foregoing restatement of articles of incorporation has been duly approved by the board of directors.

     4. The foregoing restatement of articles of incorporation did not require approval by the vote of the shareholders of the corporation since it does not effect any alteration or amendment of the articles of incorporation as heretofore amended.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE:  March 1, 1996

			      /s/  Hal I. Lieberman
			      ---------------------------
			      Hal I. Lieberman, President


			      /s/  JoAnn Stover
			      ----------------------------
			      JoAnn Stover, Secretary


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